Exhibit 31.1

NOVELLUS SYSTEMS, INC.

CERTIFICATION

I, Richard S. Hill, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Novellus Systems, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 23, 2012	By:	/s/ Richard S. Hill
Richard S. Hill
Chairman of the Board of Directors and Chief Executive Officer